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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 19, 2007

FIRSTAR EXPLORATION CORPORATON
(Exact name of registrant as specified in its charter)

NEVADA	000-52519	20-3927653
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

810 Jewel
Blackfoot, Idaho 83221
(Address of principal executive offices and Zip Code)

(208) 785-2729
Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02     DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
  On September 19, 2007, Allen Collins resigned as our president, principal executive officer, secretary, treasurer, principal financial officer, and principal accounting officer. Mr. Collins remained our sole director. His resignation was not as a result of any disagreement with us.

  On September 19, 2007, Ms. Smith was appointed our president, principal accounting officer, secretary, treasurer, principal financial officer, and principal accounting officer. On May 20, 2007, Linda S. Smith was appointed to the board of directors of Sterling Gold Corp., a Nevada corporation exploration corporation that files reports with the SEC pursuant to Section 13 of the Securities Exchange Act of 1934 and is traded on the Bulletin Board operated by FINRA under the symbol SGCO. Since January 2002, Linda S. Smith has worked as a staff accountant for Lamprecht, Green & Associates, LLP. From August 2004 to May 20, 2007, Ms. Smith was a staff accountant with Dance, Collins & Co. Both employers are Public Accounting firms and are located in Pocatello Idaho. Her duties included compiling and reviewing financial statements, tax return preparation, and client relations.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 20th day of September 2007.

FIRSTAR EXPLORATION CORPORATION

BY:	LINDA S. SMITH
Linda Smith, president, principal executive officer, treasurer, principal financial officer, principal accounting officer and a member of the board of directors